For Further Information:
At The Company
Michael W. McCarthy
Director - Investor Relations & Corporate Communications
(203)775-9000
mmccarthy@brk.photronics.com
www.photronics.com
-----------------------------------------------------------------
FOR IMMEDIATE RELEASE
February 16, 2000

              Photronics Reports First Quarter Results
                Revenues Increase 22% Year-over-Year


     JUPITER, Florida    February 16, 2000 -- Photronics, Inc.
(Nasdaq:PLAB), the world's leading photomask supplier, today reported first quarter 2000 sales and earnings results for the period ended January 30, 2000.

     Sales for the quarter were $58.3 million, up 22%, compared to $47.8 million for the first quarter in 1999. Sequentially, sales were 7.5% lower than the $63.0 million reported in the fourth quarter of fiscal 1999 as a result of lower order activity typically experienced during the holiday season. Net income was $3.0 million compared to the prior year's $0.6 million. Diluted earnings per share amounted to $0.13 in the current year's quarter, compared with $0.03 in the first quarter of 1999.

     James R. Northup, President stated, "Overall, the tone of our business continues to improve as integrated circuit designers respond to the technology consumer's demand for more functionality per square inch of silicon. The proliferation of these high performance devices will continue to gain momentum as the semiconductor industry begins to utilize its growing installed base of deep ultra-violet lithography systems. As the photomask industry is driven by new designs and applications for semiconductor devices, we believe the demand for the most advanced photomask technologies and services Photronics provides to its global customer base will continue to rise as well." Mr. Northup also noted

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

Photronics Reports First Quarter Results................Page Two

that, as expected, sequential results were affected by year-end holiday interruptions in design activity, which are typically experienced during the Company's first quarter. "Though broader based than in prior years, we also began to see the typical rebound in the release of new designs as the quarter came to a close."

     In conclusion, Mr. Northup commented, "The mix of our business continues its shift toward technologies below 0.25 micron, which we view as the primary driver in the photomask industry's growth in the year ahead. We believe Photronics is equipped to grow at a rate faster than the overall industry because we have carefully established a global leadership position by building a technology and service driven organization and management team focused on meeting the semiconductor industry's growing requirements in every region of the world."

     A conference call with the investment community and the media can be accessed by logging onto Photronics' web site at www.photronics.com and navigating to the Investor Relations page. The call, scheduled for 8:30 a.m. Eastern Standard Time on Thursday, February 17th will be archived for instant replay access until 5:00 p.m. Eastern Standard Time on Friday, February 25, 2000.

                            #   #   #

Photronics is a leading worldwide manufacturer of photomasks. Photomasks are high precision quartz plates that contain microscopic images of electronic circuits. A key element in the manufacture of semiconductors, photomasks are used to transfer circuit patterns onto semiconductor wafers during the fabrication of integrated circuits. They are produced in accordance with circuit designs provided by customers at strategically located manufacturing facilities in Asia, Europe, and North America. Additional information on the Company can be accessed at www.photronics.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Except for historical information, the matters discussed in this news release that may be considered forward-looking statements may be subject to certain risks and uncertainties that could cause the actual results to differ materially from those projected, including uncertainties in the market, pricing competition, procurement and manufacturing efficiencies, and other risks detailed from time to time in the Company's SEC reports. The Company assumes no obligation to update the information in this release.

                        PHOTRONICS, INC. AND SUBSIDIARIES
                      Consolidated Condensed Balance Sheet
                                 (in thousands)


                                     January 30,         October 31,
                                       2000                1999

     Assets
Current assets:
 Cash, cash equivalents and short-term
   investments                       $   8,951           $   16,269
 Accounts receivable                    42,497               41,293
 Inventories                            14,398               13,888
 Other current assets                   15,321               14,757
                                        ......               ......
 Total current assets                   81,167               86,207


Property, plant and equipment, net     276,191              282,157
Intangible assets, net                  30,030               28,357
Investments and other assets            18,699               13,635
                                     .........            .........
                                     $ 406,087            $ 410,356
                                     .........            .........

Liabilities and Shareholders' Equity

Current liabilities:
 Current portion of long-term debt   $     252             $    261
 Accounts payable and accrued
  liabilities                           42,631               56,755
                                     .........          ...........

  Total current liabilities             42,883               57,016

Long-term debt                         116,634              116,703
Deferred income taxes and other
 liabilities                            32,108               28,937

Shareholders' equity                   214,462              207,700
                                     .........            .........

                                     $ 406,087            $ 410,356
                                     .........            .........

                        PHOTRONICS, INC. AND SUBSIDIARIES
                  Consolidated Condensed Statement of Earnings
                   (in thousands, except per share amounts)

                                         First Quarter Ended
                                   January 30,         January 31,
                                      2000                1999
                                   ..........           ..........

Net sales                          $   58,316         $   47,815

Costs and expenses:
 Cost of Sales                         39,928             35,287

 Selling, general and
  administrative                        8,174              7,263


 Research and development               4,493              3,519
                                   ..........         ..........

  Operating income                      5,721              1,746


Other income (expense), net            (1,008)              (729)
                                    .........          .........
   Income before income taxes           4,713              1,017


Provision for income taxes              1,700                400
                                    .........         ..........

   Net income                       $   3,013          $     617
                                    .........          .........



Earnings per share:
    Basic                               $0.13              $0.03
                                        .....              .....

    Diluted                             $0.13              $0.03
                                        .....              .....

Weighted average number of common shares outstanding:

    Basic                              23,983             24,102
                                       ......             ......

    Diluted                            23,983             24,102
                                       ......             ......